As filed with the Securities and Exchange Commission on December 26, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERTÉ INVESTORS INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	75-1328153 (I.R.S. Employer Identification No.)

200 Crescent Court Suite 1365 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)

LIBERTÉ INVESTORS INC. 2002 LONG TERM INCENTIVE PLAN
OPTION GRANTED TO DONALD J. EDWARDS PURSUANT TO HIS EMPLOYMENT AGREEMENT
(Full title of the plans)

ELLEN V. BILLINGS
200 Crescent Court
Suite 1365
Dallas, Texas 75201
(Name and address of agent for service)

Tel: (214) 871-5935
Fax: (214) 871-5199
(Telephone number, including area code, of agent for service)

With a copy to:

TAYLOR H. WILSON
Haynes and Boone, LLP
901 Main Street
Suite 3100
Dallas, Texas 75202-3789
Tel: (214) 651-5000
Fax: (214) 651-5940

CALCULATION OF REGISTRATION FEE

	Amount		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be Registered	to be Registered		Offering Price Per Share(4)	Aggregate Offering Price(4)	Registration Fee

Common Stock, par value $0.01 per share	6,000,000	(1)(2)(3)	$3.62	$21,722,650	$1,999
Common Stock, par value $0.01 per share, issuable pursuant to an option granted to Donald J. Edwards	333,333	(2)(3)	$3.00	$999,999	$92
Total	6,333,333		—	$22,722,649	$2,091 (4)

(1)	The 6,000,000 shares (the “Plan Shares”) of Liberté Investors Inc. (the “Company” or “Liberté”) that may be delivered pursuant to awards under the Liberté Investors Inc. 2002 Long Term Incentive Plan (the “Plan”) and registered hereby represent shares of common stock reserved for issuance under the Plan pursuant to stockholder approval on November 8, 2002 of the Plan. Included in the Plan Shares are 2,573,678 shares of common stock that may be issued pursuant to an option granted to Donald J. Edwards pursuant to his Non-Qualified Stock Option Agreement with the Company (the “Edwards Option”) that are also being registered for resale under this registration statement pursuant to Mr. Edwards’ Employment Agreement with the Company dated July 1, 2002 and Registration Rights Agreement with the Company with the Company dated July 1, 2002.

(2)	The Company is registering for resale (a) 166,667 shares of common stock previously issued to Donald J. Edwards pursuant to the option granted to Mr. Edwards pursuant to his Employment Agreement, dated as of July 1, 2002, and which had an exercise price of $3.00 per share (the “Edwards Grant”), (b) 166,666 additional shares of common stock that may be issued to Donald J. Edwards pursuant to the Edwards Grant and (c) 2,573,678 shares of common stock that may be issued to Donald J. Edwards pursuant to the Edwards Option.

(3)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also shall cover such indeterminable number of additional shares of common stock as may become issuable pursuant to terms of the Plan, designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar events.

(4)	The offering price per share for the Plan Shares has been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act based on the average of the high and low sale prices for the common stock reported on the New York Stock Exchange (“NYSE”) on December 20, 2002 (which is within five business days prior to the date of filing this Registration Statement), which was $4.13 per share. The aggregate offering price and the amount of the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 and include 2,823,678 shares of common stock issuable upon exercise of options granted under the Plan at an average exercise price of $3.00. The offering price per share, the aggregate offering price and the registration fee with respect to the shares of common stock issuable under the Edwards Grant have been calculated in accordance with paragraph (h) (1) of Rule 457 promulgated under the Securities Act, based on an exercise price of $3.00 per share for the 333,333 shares being registered for issuance pursuant to the Edwards Grant. In accordance with paragraph (h)(3) of Rule 457 no additional filing fee shall be paid with respect to the resale of 2,907,011 shares issuable to Donald J. Edwards and registered for resale herein.

RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEMNIFICATION ARRANGEMENTS
EX-4.1 Specimen Common Stock Certificate
EX-5.1 Opinion/Consent of Haynes and Boone, LLP
EX-10.3 Stock Purchase Agreement
EX-23.2 Consent of KPMG LLP

Explanatory Note

This registration statement includes two parts. The documents constituting the prospectus under Part I of this registration statement for the Liberte Investors Inc. 2002 Long Term Incentive Plan (the “Plan Prospectus”) will be sent or given to participants in the Long Term Incentive Plan as specified by Rule 428(b) under the Securities Act. The Plan Prospectus has been omitted from this registration statement as permitted by Part I of Form S-8. The registration statement also includes a second prospectus (the “Reoffer Prospectus”) to be used in connection with reoffers and resales of Liberte’s common stock issued or issuable to Donald J. Edwards as compensation for his services. The Reoffer Prospectus is filed as part of this registration statement as required by Form S-8.

PART I — INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1 — Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Liberté Investors Inc. 2002 Long Term Incentive Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the Plan Prospectus, meeting the requirements of Section 10(a) of the Securities Act. The Reoffer Prospectus to be used in connection with sales of common stock issued or issuable to Donald J. Edwards as compensation for his services will be used to meet the requirements of Section 10(a) of the Securities Act with respect to those securities.

Item 2 — Registrant Information and Employee Plan Annual Information

Upon written or oral request by a participant in the Plan listed in Item 1, Liberté will provide any of the documents incorporated by reference in Part II, Item 3 of this registration statement (which documents are incorporated by reference into the Plan Prospectus), any documents required to be delivered to participants pursuant to Rule 428(b) and other additional information about the Plan. All of such documents and information will be available without charge. Any and all requests for such documents should be directed to Liberté’s Secretary at 200 Crescent Court, Suite 1365, Dallas, Texas 75201 or by telephone at (214) 871-5935.

PROSPECTUS

Liberté Investors Inc.

2,907,011 Shares of Common Stock
(par value $0.01 per share)

     We use the terms “we,” “us,” “our” and “Liberté” to refer to Liberté Investors Inc., a Delaware corporation, and its subsidiary unless the context indicates otherwise.

     This prospectus relates to 2,907,011 shares of common stock of Liberté Investors Inc. to be offered and sold from time to time by Donald J. Edwards, the President, Chief Executive Officer and a director of Liberté who we will refer to in the prospectus as the selling stockholder.

     We will not receive any proceeds from sales of the shares of common stock by the selling stockholder. Except for underwriting discounts and selling commissions that may be paid by the selling stockholder, we have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

     The selling stockholder has advised us that he may sell the shares of common stock from time to time at market prices prevailing at the time of sale, prices related to prevailing market prices or privately negotiated prices. Additional information relating to the distribution of the shares of common stock by the selling stockholder can be found in this prospectus under the heading “Plan of Distribution.”

     Our common stock is traded on the New York Stock Exchange (also sometimes referred to as NYSE) under the symbol “LBI.” On December 24, 2002, the last reported sale price of the common stock on the NYSE was $4.16 per share. The address for our principal executive offices is 200 Crescent Court, Suite 1365, Dallas, Texas 75201 and the telephone number of our principal executive offices is (214) 871-5935.

     You should review carefully the “Risk Factors” beginning on page 3 for information that should be considered by all prospective investors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 26, 2002.

     No person has been authorized to give any information or to make any representation in connection with the distribution of common stock to which this prospectus relates other than those contained herein; and if given or made, such information or representation must not be relied upon as having been authorized by Liberté. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Special Note Regarding Forward-Looking Statements

     Certain information contained, referred to or incorporated by reference in this prospectus is forward-looking in nature. All statements included, referred to or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements. Examples of forward-looking statements include statements regarding our future financial results, operating results, business strategies, projected costs, products, competitive positions and plans and objectives of management for future operations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including without limitation those under “Risk Factors” in this prospectus. These and many other factors could affect our future financial and operating results and could cause actual results to differ materially from current expectations.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor the selling stockholder assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

Part I

RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks associated with your investment in our shares of common stock. We urge you to consider carefully the following factors in evaluating an investment before you purchase shares of our common stock. You should consider carefully the following risk factors relating to our business and our common stock, together with the other information and financial data included or incorporated in this prospectus.

Our Business Risks

     We have no recent operating history.

     Since August of 1996 after our formation to effect the reorganization of our predecessor company, Liberté Investors, a Massachusetts business trust, we have been actively pursuing opportunities to acquire one or more operating companies. Because we have not yet acquired an operating company, we have no recent operating history nor any recent earnings from operations. We will, in all likelihood, sustain operating expenses without corresponding revenues until we acquire an operating company. This may result in a net operating loss that will increase continuously until we acquire a profitable operating company. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

     The nature of our operations is highly speculative.

     The success of our plan of operation will depend largely on the operations, financial condition and management of any identified business opportunity that we locate through our pursuit as discussed in the preceding paragraph. While management intends to seek business combinations with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event that we complete a business combination, the success of our operations may be dependent upon management of the successor firm and numerous factors beyond our control.

     Our stockholders will not have an opportunity to evaluate the specific merits or risks of any acquisition we make.

     Our business purpose is sufficiently broad to authorize us to undertake any lawful business. Accordingly, we may expand our business through one or more acquisitions of companies or interests in companies without seeking stockholder approval. You will not have the ability to evaluate the specific merits or risks of any acquisitions we make. We cannot assure you that our management’s determinations with respect to acquisitions will permit us to achieve our business objectives. We cannot assure you that we will be able to make a future acquisition or that any future acquisition will be successful.

     We lack experience in all businesses except making and purchasing real estate mortgage loans, which could limit our pool of potential acquisition candidates.

     We have the authority to engage in any lawful business; however, we have no experience in the operation of any business other than financial services that primarily involve making and purchasing real estate mortgage loans.

     In pursuing potential acquisitions we expect to encounter intense competition from other companies.

     We expect to encounter intense competition as we pursue potential acquisition targets. Many of our competitors possess greater financial, technical, human and other resources than we possess. We may not be able to compete with many of these competitors which may lead us to select less attractive business prospects.

     We do not have an existing agreement for an acquisition or other transaction.

     We have no current arrangement, agreement or understanding with respect to engaging in an acquisition of a private or public company, assets from a company or interest in a company. We cannot assure you that we will be able to negotiate an acquisition on favorable terms in the future.

     Provisions in our certificate of incorporation may prevent a takeover that you may deem favorable.

     Our certificate of incorporation and bylaws contain the following provisions that could prevent or inhibit a third party from acquiring us:

•	the transfer restrictions on the shares of our common stock to preserve federal income tax net operating loss carryforwards and other tax attributes;

•	the requirement that only stockholders owning at least one-third of the outstanding shares of our common stock may call a special stockholders’ meeting; and

•	the requirement that stockholders owning at least two-thirds of the outstanding shares of our common stock must approve any amendment to our certificate of incorporation provisions concerning the transfer restrictions and the special stockholders’ meetings. In addition, under our certificate of incorporation, we may issue shares of preferred stock on terms that are unfavorable to the holders of our common stock. Any outstanding shares of preferred stock also could prevent or inhibit a third party from acquiring us. The existence of these provisions could depress the price of our common stock or could delay or prevent a takeover attempt.

     Our principal stockholder and Chairman of the Board, Gerald J. Ford, may exercise control in a way that is unfavorable to our other stockholders.

     As of December 20, 2002, Gerald J. Ford beneficially owned 45.47% of the outstanding shares of our common stock. Mr. Ford also is one of our seven directors and is our Chairman. As only a plurality of the votes cast at an annual stockholders’ meeting will be required to elect our directors, Mr. Ford’s significant ownership of the outstanding shares of our common stock also could enable him to elect all of the directors in the future. In addition, as the stockholders may remove directors without cause and stockholders owning at least one-third of the shares of our common stock may call a special stockholders’ meeting, Mr. Ford could also call such a meeting for the purpose of removing directors. These factors could enable Mr. Ford to influence us in ways favorable to Mr. Ford, but detrimental to the other stockholders. Mr. Ford’s beneficial ownership of approximately 45.47% of the outstanding shares of our common stock also will permit Mr. Ford to block any proposed amendments to our certificate of incorporation concerning the transfer restrictions on the shares of our common stock and the special stockholders’ meetings because such changes will require the affirmative vote of stockholders owning at least two-thirds of the outstanding shares. Finally, as Mr. Ford has restrictive contractual relationships with certain entities, we do not intend to pursue acquisitions in certain retail banks or thrifts that have a retail banking presence in the State of Nevada or the State of California, or certain other businesses that the entities with which he has such relationships may engage in the future. We could, however, pursue an acquisition of an operating company in which Mr. Ford has an interest. We will not make such an acquisition without the approval of a majority of our disinterested directors.

     We cannot assure you that we will be successful in managing our growth.

     In the future, large acquisitions and our growth could strain our financial, technical, operational and administrative resources. Our failure to manage our growth successfully could adversely affect our operations and net revenues through increased operating costs and revenues that do not meet our expectations.

     The success of our future growth will depend on a number of factors, including:

•	our ability to acquire, explore, develop and exploit acquired properties in a timely manner;

•	our ability to continue to attract and retain skilled personnel; and

•	our ability to continue to expand our technical, operational and administrative resources.

     The success of our business strategy depends on the skills of our CEO.

     We are substantially dependent upon the skills of Donald J. Edwards, our President and CEO. Mr. Edwards has experience in private equity acquisitions. The loss of the services of Mr. Edwards could hinder our ability to implement our business strategy. We have no key man insurance on Mr. Edwards to compensate for the loss of his services.

Risk Factors Relating to Our Common Stock

     Our stock price may be volatile due to small public float.

     Because the number of shares of our common stock held by the public is relatively small, the sale of a substantial number of shares of our common stock, or conversion of another security into a substantial number of shares of our common stock, may adversely affect the market price of our common stock. Directors and officers beneficially held approximately 52.93% of our outstanding common stock at December 20, 2002.

     Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

     Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale, including shares of our common stock issuable upon exercise of outstanding options and warrants or other rights to acquire shares of our common stock, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the value of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

     Our common stock price is volatile, and consequently an investor may not be able to resell his or her common stock at or above his or her purchase price.

     The price at which our common stock trades is likely to be volatile and may fluctuate due to factors such as:

•	our historical and anticipated quarterly and annual operating results;

•	variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

•	announcements by us or others and developments affecting our business;

•	investor perceptions of our company and comparable public companies; and

•	conditions and trends in general market conditions.

     In particular, the stock market has from time to time experienced significant price and volume fluctuations affecting the stock of financial companies. Fluctuations may be unrelated to or disproportionate to company performance. These fluctuations may result in a material decline in the trading price of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act that includes the resale by the selling stockholder of the securities offered by this prospectus. This prospectus constitutes a part of that registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our common stock, please refer to the registration statement. Statements in this prospectus regarding exhibits may not be complete and we refer you to the copy of the full exhibit filed with the registration statement. Copies of the registration statement, including the exhibits, as well as the periodic reports, proxy statements and other information we file with the Securities and Exchange Commission, may be examined without charge and copies of the materials may be obtained at prescribed rates from the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can get information about the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.

     The Securities and Exchange Commission allows us to “incorporate” into this prospectus information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities covered by this prospectus are sold:

(a)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Commission on November 14, 2002;

(b)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Commission on September 27, 2002;

(c)	The description of our Common Stock included in our Registration Statement on Form S-4 as filed with the Commission on July 2, 1996;

(d)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered under this prospectus have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

USE OF PROCEEDS

     Liberté will not receive any proceeds from any sale of shares of common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from the sale of shares of common stock offered. We will receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING STOCKHOLDER

     General. Donald J. Edwards, our President and CEO, is the selling stockholder and is an “affiliate” of Liberté under Rule 405 promulgated under the Securities Act. The selling stockholder has acquired 166,667 and may acquire 166,666 additional shares of our common stock upon the exercise of the option granted to him under his Employment Agreement dated July 1, 2002, with Liberté. The selling stockholder also may in the future acquire 2,573,678 shares of common stock upon exercise of his options granted under the Non-Qualified Stock Option Agreement dated as of July 9, 2002 pursuant to the Plan and approved by the stockholders on November 8, 2002. The agreements referred to above in this paragraph will sometimes be referred to in this prospectus as the “Employment Agreement” and the “Option Agreement.”

     This prospectus covers offers and sales from time to time of our common stock by the selling stockholder issued or issuable pursuant to the Edwards Grant and the Option Agreement under the Plan. Under Rule 416 of the Securities Act, the selling stockholder also may offer and sell shares of common stock issued to the selling stockholder as a result of, among other events, stock splits, stock dividends and similar events that effect the number of shares of common stock currently held by the selling stockholder.

     Selling Stockholder Table. The following table sets forth information for the selling stockholder as of December 20, 2002. The table lists the selling stockholder’s name, the number of shares of common stock beneficially owned by the selling stockholder before this offering, the number of shares of common stock acquired by the selling stockholder upon the exercise of the Edwards Grant and the Option Agreement that may then be offered by the selling stockholder under this prospectus, and the number of shares of common stock to be owned by the selling stockholder upon completion of the offering if all shares registered for resale by this registration statement are sold and assuming the exercise of all of the options held by the selling stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities. Subject to applicable community property laws, the selling stockholder possesses sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by him. The number of shares of common stock outstanding used in calculating the percentage of the class for the selling stockholder includes shares of common stock underlying options held by him that are exercisable within 60 calendar days of December 20, 2002, but excludes shares of common stock underlying options held by any other person.

Shares of Common Stock
		Shares of Common Stock		Beneficially Owned
	Beneficially Owned Before the Offering			After the Offering

	Number		Number of	Number of
	of Shares		Shares	Shares
Name of Selling	Beneficially	Percent	Being	Beneficially	Percent of
Stockholder	Owned (1)	of Class	Offered(2)	Owned (3)	Class (3)

Donald J. Edwards President, Chief Executive Officer and Director	633,595	3.01%	2,907,011	—	—

(1)	Includes 166,667 shares that have been acquired by the partial exercise of the Edwards Grant and includes that portion of the Edwards Grant and the Option Grant that are exercisable within 60 calendar days of December 20, 2002.

(2)	Represents the shares of common stock that the selling stockholder may acquire by full exercise of the Edwards Grant and Option Grant. Registration of the shares of common stock for resale does not mean that all or any portion of these shares will be offered or sold by the selling stockholder pursuant to this prospectus.

(3)	Assumes that the selling stockholder sells all of his shares of common stock covered by this prospectus.

PLAN OF DISTRIBUTION

     The selling stockholder may, from time to time, sell all or a portion of the shares of common stock being registered hereunder in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholder may sell his shares of common stock by one or more of the following methods, without limitation:

•	transactions on the New York Stock Exchange, on any other national securities exchange or quotation system or in the over-the-counter market on which shares of our common stock may be listed or quoted at the time of any sale;

•	block trades in which a broker or dealer will attempt to sell the shares of common stock as agent for the selling stockholder, but may take a position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which a broker or dealer solicits purchasers;

•	privately negotiated transactions with purchasers, underwriters, brokers or dealers;

•	transactions in connection with short sales of the shares of common stock;

•	transactions involving the writing of options on the shares of common stock which may be listed on an options exchange or otherwise;

•	transactions involving the pledge of the shares of common stock to secure debt or other obligations;

•	hedging transactions;

•	to the extent required to be registered, transactions involving the distribution of the shares of common stock by any selling stockholder to its partners, members or securityholders; or

•	any combination of the transactions identified above.

     From time to time the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof and may sell and deliver the shares of common stock in connection therewith or in settlement of securities loans. From time to time the selling stockholder may pledge his shares of common stock pursuant to the margin provisions of his customer agreements with his brokers, if any. Upon a default by the selling stockholder, the selling stockholder’s brokers may offer and sell the pledged shares of common stock from time to time.

     In effecting sales, brokers and dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the selling stockholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell such shares of common stock from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. The selling stockholder may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

     The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in sales of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     To comply with certain states’ securities laws, if applicable, the shares of common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied.

     If a material change occurs in the plan of distribution disclosed in this prospectus, the selling stockholder will not be able to effect transactions in the shares of common stock covered by the prospectus until such time as a post-effective amendment to the registration statement registering the shares covered by this prospectus is filed with the Securities and Exchange Commission.

     The plan of distribution disclosed in this prospectus is subject to any restrictions in our certificate of incorporation.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under that Rule rather than pursuant to this prospectus. We cannot assure that the selling stockholder will sell any or all of the shares offered hereunder.

LEGAL MATTERS

     The validity of the shares of common stock offered by this prospectus will be passed upon by Haynes and Boone, LLP, Dallas, Texas.

EXPERTS

     The consolidated financial statements of Liberté and subsidiary as of June 30, 2002 and 2001, and for each of the years in the three-year period ended June 30, 2002, have been incorporated by reference herein in reliance on the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of each person, a copy of any and all of the documents incorporated by reference (other than exhibits to the documents unless exhibits are specifically incorporated by reference in the documents). Any request should be directed to the attention of Liberté’s Investor Relations Department, 200 Crescent Court, Suite 1365, Dallas, Texas 75201, telephone (214) 871-5935.

INDEMNIFICATION ARRANGEMENTS

     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, which are collectively referred to herein as a proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Further, Section 145(c) of the Delaware General Corporation Law provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

     Section 145(f) of the Delaware General Corporation Law provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Liberté has entered into indemnification agreements with each of its directors and its executive officers pursuant to which we have agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of Liberté or a subsidiary of Liberté, or another entity at Liberté’s request, unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

     Article IX of our Certificate of Incorporation provides generally for indemnification of all such directors, officers and agents. In addition, Article IX of our Certificate of Incorporation of Liberté provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of Liberté shall not be personally liable to Liberté or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Liberté has entered into an Indemnification Agreement with Donald J. Edwards, an officer and director of Liberté, which provides that Mr. Edwards will be indemnified by Liberté to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The Securities and Exchange Commission allows us to “incorporate” into this prospectus information that we file with the Securities and Exchange Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities covered by this prospectus are sold:

(a)	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Commission on November 14, 2002;

(b)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Commission on September 27, 2002;

(c)	The description of our Common Stock included in our Registration Statement on Form S-4 as filed with the Commission on July 2, 1996;

(d)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered under this prospectus have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     (a)  Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, which are collectively referred to herein as a proceeding (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

     Further, Section 145(c) of the Delaware General Corporation Law provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

     Section 145(f) of the Delaware General Corporation Law provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Liberté has entered into indemnification agreements with each of its directors and its executive officers pursuant to which we have agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of Liberté or a subsidiary of Liberté, or another entity at Liberté’s request, unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any (i) breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) transactions from which the director derived an improper personal benefit. The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

     Article IX of our Certificate of Incorporation provides generally for indemnification of all such directors, officers and agents. In addition, Article IX of our Certificate of Incorporation of Liberté provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of Liberté shall not be personally liable to Liberté or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (b)  Liberté has entered into an Indemnification Agreement with Donald J. Edwards, an officer and director of Liberté, which provides that Mr. Edwards will be indemnified by Liberté to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed

     The 333,333 shares of Liberté’s common stock under the Edwards Grant that have been or may be issued to the selling stockholder pursuant to his employment agreement with Liberté and subsequently included in this registration statement for reoffer and resale pursuant to the reoffer prospectus, include 166,667 shares that originally were issued by Liberté in reliance on an exemption from registration contained in Section 4(2) of the Securities Act. These shares were issued in transactions that Liberté believes did not involve a public offering based on the number and nature of the persons involved and the private character of such transactions. The 2,573,678 shares underlying the Edwards Option that have not been issued by Liberté to the selling stockholder pursuant to his Non-Qualified Stock Option Agreement with Liberté and subsequently included in this registration statement for reoffer and resale pursuant to the reoffer prospectus are also being registered for issuance by the Company to Mr. Edwards in this registration statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibits

3.1	Restated Certificate of Incorporation of Liberté filed as an Exhibit to Liberté’s Form S-4 filed July 2, 1996 and incorporated by reference herein.

3.2	Bylaws of Liberté, as amended filed as an Exhibit to Liberté’s Form S-4 filed July 2, 1996 and incorporated by reference herein.

4.1	Specimen Common Stock certificate of Liberté Investors Inc. (1)

4.2	Registration Rights Agreement dated as of July 1, 2002, by and between Liberté Investors, Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated herein by reference.

5.1	Opinion of Haynes and Boone, LLP, with respect to the validity of the issuance of the securities registered hereunder. (1)

10.1	Liberté Investors Inc. 2002 Long Term Incentive Plan filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated herein by reference.

10.2	Employment Agreement dated as of July 1, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

10.3	Stock Purchase Agreement dated July 9, 2002, by and between Liberté Investors Inc. and Donald J. Edwards. (1)

10.4	Nonqualified Stock Option Agreement dated as of July 9, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

10.5	Indemnification Agreement dated as of July 1, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement). (1)

23.2	Consent of KPMG LLP. (1)

24.1	Power of attorney of the directors and certain officers of the Company (included on the signature page of this Registration Statement.) (1)

(1)	Filed herewith.

Item 9. Undertakings

     a.     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 20th day of December, 2002.

LIBERTÉ INVESTORS INC.

By:	/s/ Ellen V. Billings Ellen V. Billings Vice President, Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Donald J. Edwards and Ellen V. Billings, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Signature	Date

/s/ DONALD J. EDWARDS Donald J. Edwards Chief Executive Officer (Principal Executive Officer)	December 20, 2002

/s/ ELLEN V. BILLINGS Ellen V. Billings Vice President & Controller (Principal Financial Officer and Principal Accounting Officer)	December 20, 2002

/s/ GERALD J. FORD Gerald J. Ford Chairman of the Board	December 20, 2002

/s/ GENE H. BISHOP Gene H. Bishop Director	December 20, 2002

/s/ HARVEY B. CASH Harvey B. Cash Director	December 20, 2002

/s/ JEREMY B. FORD Jeremy B. Ford Director	December 20, 2002

/s/ EDWARD W. ROSE, III Edward W. Rose, III Director	December 20, 2002

/s/ GARY SHULTZ Gary Shultz Director	December 20, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Restated Certificate of Incorporation of Liberté filed as an Exhibit to Liberté’s Form S-4 filed July 2, 1996 and incorporated by reference herein.

3.2	Bylaws of Liberté, as amended filed as an Exhibit to Liberté’s Form S-4 filed July 2, 1996 and incorporated by reference herein.

4.1	Specimen Common Stock certificate of Liberté Investors Inc. (1)

4.2	Registration Rights Agreement dated as of July 1, 2002, by and between Liberté Investors, Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated herein by reference.

5.1	Opinion of Haynes and Boone, LLP, with respect to the validity of the issuance of the securities registered hereunder. (1)

10.1	Liberté Investors Inc. 2002 Long Term Incentive Plan filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated herein by reference.

10.2	Employment Agreement dated as of July 1, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

10.3	Stock Purchase Agreement dated July 9, 2002, by and between Liberté Investors Inc. and Donald J. Edwards. (1)

10.4	Nonqualified Stock Option Agreement dated as of July 9, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

10.5	Indemnification Agreement dated as of July 1, 2002, by and between Liberté Investors Inc. and Donald J. Edwards filed as an Exhibit to Liberté’s Form 8-K filed on July 11, 2002 and incorporated by reference herein.

23.1	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement). (1)

23.2	Consent of KPMG LLP. (1)

24.1	Power of attorney of the directors and certain officers of the Company (included on the signature page of this Registration Statement.) (1)

(1)	Filed herewith.